UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Securities Exchange Act of 1934

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Adjourned Meeting Notice

March 30, 2017

DESTRA DIVIDEND TOTAL RETURN FUND

ADJOURNED MEETING NOTICE:

SPECIAL MEETING OF SHAREHOLDERS HAS BEEN

ADJOURNED TO APRIL 27, 2017

Dear Shareholder,

We are writing to inform you that the Special Meeting of the Shareholders of the Destra Dividend Total Return Fund has been adjourned in order to solicit additional votes with respect to the proposal. The meeting has been adjourned to 10:00 a.m. (Central Time) on April 27, 2017.

Our records indicate that we have not yet received your vote. By voting now or as soon as possible you can help avoid additional costs associated with soliciting votes.

Your vote is important, no matter how many shares you own. We encourage you to utilize one of the following options today to record your vote:

•	Touch tone voting – refer to the instructions on your enclosed ballot

•	Internet voting – refer to the instructions on your enclosed ballot

•	Mail – return your ballot in the enclosed postage paid Business Reply Envelope

OR

•	To speak with a live representative - Call 1-866-514-1990 (toll free) Monday through Friday – between 9:00 a.m. and 6:00 p.m., EDT.

When you call this number, you will speak with a representative of Mediant Communications, the firm assisting Destra in gathering votes.

**Please be sure to have your ballot with your control number in hand when calling**

To view the proxy materials, follow the instructions on the enclosed ballot.

For reasons set forth in the proxy materials previously delivered to you, the Board of Trustees of Destra Dividend Total Return Fund unanimously recommends that shareholders vote in favor of the proposal.

Thank you for your prompt attention to this matter